Item 77Q2 and Sub-Item 102P2
DWS Strategic Municipal Income
Trust (the "Fund")

Based on a review of reports
filed by the Fund's trustees
and executive officers, the
investment advisor, officers
and directors of the investment
advisor, affiliated persons of
the investment advisor and beneficial
holders of 10% or more of the Fund's
outstanding stock, and written
representations by the Reporting Persons that no year-end reports were required for such persons, all filings required by
Section 16(a) of the Securities and
Exchange Act of 1934 for the fiscal
period ended November 30, 2009 were
timely, except that Philip Condon, a
portfolio manager of the Fund, filed a
Form 4 late.